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                              MILLER & CHEVALIER
                                  CHARTERED
                     655 FIFTEENTH STREET, N.W. SUITE 800
                         WASHINGTON D.C., 20005-5701
                   (202) 626-5800 FACSIMILE (202) 628-0858

  ROBERT A. KATCHER
  (202) 626-6078
                                                                October 28, 1994

Service Corporation International
1929 Allen Parkway
Houston, Texas 77019

SCI Finance LLC
1929 Allen Parkway
Houston, Texas 77019

                      Registration Statement on Form S-3
                         (Registration No. 33-56069)

Dear Sirs:

         We are acting as special tax counsel for Service Corporation International ("SCI") and SCI Finance LLC ("SCI Finance") in connection with the registration of LLC Preferred Securities (then "LLC Preferred Securities") pursuant to a registration statement (No. 33-56069) on Form S-3 (the "Registration Statement") filed by SCI and SCI Finance with the Securities and Exchange Commission. In connection therewith, we have participated in the preparation of, and have reviewed, the prospectus (the "Prospectus") included in the Registration Statement.

         We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the SCI Finance Articles of Organization, SCI Finance Regulations, form of Amendment to Regulations of SCI Finance, form of SCI Payment, Guarantee and Conversion Agreement, form of Loan Agreement, and form of Liability Assumption Agreement (collectively, the "Operative Documents").

         Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that the discussion set forth in the Prospectus under the caption, "Certain Federal Income Tax Considerations Regarding the LLC Preferred Securities" accurately describes, subject to the limitations stated therein,
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Service Corporation International
SCI Finance LLC
October 28, 1994
Page 2

the material federal income tax considerations relevant to the purchase, ownership, and disposition of the LLC Preferred Securities.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Certain Federal Income Tax Considerations Regarding the LLC Preferred Securities" and "Legal Matters" in the Prospectus.

                                        Very truly yours,

                                        MILLER & CHEVALIER, Chartered

                                        By: /s/ ROBERT A. KATCHER
                                            ___________________________________
                                                Robert A. Katcher